EXHIBIT 77Q1(a)(1)
FLAHERTY & CRUMRINE PREFERRED
INCOME OPPORTUNITY FUND
INCORPORATED
(the Fund)

ARTICLES OF AMENDMENT
OF
FLAHERTY & CRUMRINE PREFERRED
INCOME OPPORTUNITY
FUND INCORPORATED


Flaherty & Crumrine Preferred Income
Opportunity Fund Incorporated, a Maryland corporation (hereinafter the Corporation), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:	Part I of the Articles
Supplementary Creating and Fixing the
Rights of Money Market Cumulative
Preferred Stock (MMP) of the Corporation, filed with the Maryland State of Department of Assessments and Taxation (SDAT) on April 6, 1992, as amended (the Articles
Supplementary) is hereby further amended as follows: By deleting in its entirety
Section 11(rr) of Part I and substituting therefore the following new Section 11(rr):

 (rr)	[Reserved]


	SECOND:	Part II of the Articles
Supplementary is hereby further amended as follows: By deleting in its entirety each of
Section 1(b), Section 1(h), Section 1(j) and
Section 1(o) of Part II and substituting each therefore with the following new Section
1(b), Section 1(h), Section 1(j) and Section
1(o), respectively:

(b)	Agent Member shall mean a member
 of or participant in the Securities
Depository that will act on behalf of a Bidder.

(h)	Existing Holder, when used with
respect to shares of MMP, shall mean a
Person who is listed as the beneficial owner of such shares of MMP in the records of the Auction Agent.

(j)	[Reserved]

(o)	Potential Holder, when used with
respect to shares of MMP, shall mean any
Person, including any Existing Holder of
shares of MMP, who may be interested in
acquiring shares of MMP (or, in the case of
an Existing Holder of shares of MMP,
additional shares of MMP).
THIRD:	The amendments to the
Charter of the Corporation set forth in
Articles FIRST and SECOND above were
advised by the Board of Directors and
approved by the stockholders.

IN WITNESS WHEREOF, the undersigned
officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of
Amendment are the act and deed of the
Corporation and state that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

DATE: May 25, 2006

	FLAHERTY & CRUMRINE
PREFERRED
INCOME OPPORTUNITY FUND
INCORPORATED


By:	/s/ Robert M. Ettinger
       	Robert M. Ettinger
President
WITNESS:

/s/ Chad C. Conwell
Chad C. Conwell
Secretary